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                                                                  EXHIBIT 10 (g)

                       COMPENSATION COMMITTEE RESOLUTIONS
                                FEBRUARY 13, 2002

                                       RE:
  FIRST AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE COMPENSATION PLAN

WHEREAS, the Board of Directors of Huntington Bancshares Incorporated (the "Corporation") previously adopted the Amended and Restated 1999 Incentive Compensation Plan (the "Incentive Compensation Plan"), effective for performance cycles beginning January 1, 1999 and thereafter;

WHEREAS, Article 5.2 of the Incentive Compensation Plan provides that potential Awards shall be expressed as a percentage of Base Salary of the participant as of December 31 of each plan year;

WHEREAS, Article 2.1 defines the term "Base Salary" as used in the Incentive Compensation Plan;

WHEREAS, Article 9.1 of the Incentive Compensation Plan provides that this Committee may at any time and from time to time amend the Incentive Compensation Plan; and

WHEREAS, this Committee deems it desirable and in the best interests of the Corporation and the participants to adopt an amendment to the Incentive Compensation Plan to provide that the Base Salary used to determine potential Awards for non-Covered Officers shall be subject to adjustment by the Committee to account for changes in a participant's Base Salary during the applicable year.

NOW, THEREFORE, BE IT RESOLVED, that, effective February 13, 2002, Article 2.1 of the Incentive Compensation Plan shall be amended and that the First Amendment to the Amended and Restated 1999 Incentive Compensation Plan, as presented to this Committee and as indicated on Exhibit A attached hereto, be, and hereby is, adopted and approved.

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are, authorized and directed to do any and all things and to take any and all action which they deem necessary or advisable in order to carry out the intent and purpose of these resolutions.

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                                   EXHIBIT A

  FIRST AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE COMPENSATION PLAN

      Effective February 13, 2002, Article 2.1 of Amended and Restated 1999 Incentive Compensation Plan is hereby amended by deleting the definition of "Base Salary" in its entirety and replacing it with the following:

      "Base Salary" shall mean the annual cash salary payable to an Officer, excluding bonuses, incentive compensation, stock options, employer contributions to pension and benefit plans, and other forms of irregular payments and deferred compensation; and for purposes of calculating a potential Award for non-Covered Officers pursuant to Section 5.2, shall be subject to adjustment by the Committee in its discretion to account for changes to a non-Covered Officer's Base Salary during the applicable year.